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                                                                  Exhibit 23.3

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. of our report dated February 12, 1997, except for Notes 8 and 12 which are dated March 7, 1997, relating to the consolidated financial statements and schedule of Micro Bio-Medics, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K and 10-K/A-1 for the year ended November 30, 1996.

                                          /s/ MILLER, ELLIN & COMPANY

New York, New York
November 24, 1998

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